Exhibit 99.1

For Immediate Release

Contact: Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports First Quarter 2025 Financial Results

Highlights

•	Strong start to the year as first quarter 2025 sales of $662 million landed at the high-end of guidance range; grew 4% as reported and 7% in constant currency

•	Results led by instrument growth of 11% in constant currency, driven by strong momentum in Pharma and Industrial end markets

•	Earnings landed at the high-end of guidance range with GAAP EPS of $2.03 and non-GAAP EPS of $2.25

•	Raising full-year constant currency sales growth guidance to +5.0% to +7.0%, given first quarter strength

•	Raising full-year non-GAAP EPS guidance to the range of $12.75 to $13.05, net of tariff impact, operational actions, and improvement in FX

First Quarter 2025

MILFORD, Mass., May 6, 2025 - Waters Corporation (NYSE: WAT), today announced its financial results for the first quarter of 2025.

Sales for the first quarter of 2025 were $662 million, an increase of 4% as reported, compared to sales of $637 million for the first quarter of 2024, and an increase of 7% in constant currency.

On a GAAP basis, diluted earnings per share (EPS) for the first quarter of 2025 was $2.03, compared to $1.72 for the first quarter of 2024. On a non-GAAP basis, EPS was $2.25, representing 2% growth, inclusive of approximately five percentage points of unfavorable foreign exchange.

“Thanks to the focus and dedication of our teams, the momentum in our business has remained strong despite a very dynamic external environment,” said Dr. Udit Batra, President & CEO, Waters Corporation. “Our first-quarter results exceeded expectations, driven by double-digit instrument growth, strength in pharma, and the continued traction of our innovative product portfolio.”

Dr. Batra continued, “Given our unique exposure to resilient, downstream applications and our steadfast commitment to operational excellence, we are raising our full-year 2025 guidance. Our swift operational actions, combined with improvements in foreign exchange, position us well to mitigate the impact of recently announced tariffs and policy changes. As a result, we reaffirm our expectation of delivering high single-digit adjusted EPS growth for the year.”

A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Second Quarter 2025 Financial Guidance

Full-Year 2025 Financial Guidance

The Company is raising its full-year 2025 constant currency sales growth guidance to the range of +5.0% to +7.0%. Net of currency translation, the company is raising its full-year 2025 reported sales growth to the range of +4.0% to +6.0%.

The Company is raising its full-year 2025 non-GAAP EPS guidance to the range of $12.75 to $13.05. This reflects year-over-year growth of approximately +8% to +10%, and +10% to +12% on a constant currency basis.

Second Quarter 2025 Financial Guidance

The Company expects second quarter 2025 constant currency sales growth in the range of +5.0% to +7.0%. Net of currency translation, second quarter 2025 reported sales growth is expected in the range of +4.0% to +6.0%.

The Company expects second quarter 2025 non-GAAP EPS to be in the range of $2.88 to $2.98, which reflects year-over-year growth of approximately +10% to +13%, and +12% to +15% on a constant currency basis.

Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year and second quarter.

Conference Call Details

Waters Corporation will webcast its first quarter 2025 financial results conference call today, May 6, 2025, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investor Relations” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least June 3, 2025.

About Waters Corporation

Waters Corporation (NYSE:WAT) is a global leader in analytical instruments, separations technologies, and software, serving the life, materials, food, and environmental sciences for over 65 years. Our Company helps ensure the efficacy of medicines, the safety of food and the purity of water, and the quality and sustainability of products used every day. In over 100 countries, our 7,600+ passionate employees collaborate with customers in laboratories, manufacturing sites, and hospitals to accelerate the benefits of pioneering science.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rates, adjusted operating income, adjusted net income, adjusted earnings per diluted share and free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Definitions of the non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. Our actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks or uncertainties related to expectations regarding our strategy, our future financial and operational performance, future economic and market conditions, including our expectations about the growth rates of certain markets, our strategic initiatives, including our instrument replacement initiatives, respond and adapt to changing global dynamics, including the potential impacts of tariffs and supply chain challenges, our ability to retain and attract customers in various geographies and market segments, our market size and growth opportunities, our competitive positioning, projected costs, technological capabilities and plans, and objectives of management. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Net sales	$661,705	$636,839

Costs and operating expenses:
Cost of sales	276,745	261,786
Selling and administrative expenses	174,881	174,536
Research and development expenses	46,622	44,595
Purchased intangibles amortization	11,712	11,834
Litigation provision	—	10,242

Operating income	151,745	133,846

Other income, net	1,524	2,259
Interest expense, net	(10,381)	(21,249)

Income from operations before income taxes	142,888	114,856

Provision for income taxes	21,507	12,660

Net income	$121,381	$102,196

Net income per basic common share	$2.04	$1.73

Weighted-average number of basic common shares	59,439	59,232

Net income per diluted common share	$2.03	$1.72

Weighted-average number of diluted common shares and equivalents	59,711	59,431

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended March 29, 2025 and March 30, 2024

(In thousands)

			Percent Change	Impact of Currency	Constant Currency Growth Rate (a)
	Three Months Ended
	March 29, 2025	March 30, 2024
NET SALES - OPERATING SEGMENTS

Waters	$587,297	$561,899	5%	(3%)	8%
TA	74,408	74,940	(1%)	(1%)	1%

Total	$661,705	$636,839	4%	(3%)	7%

NET SALES - PRODUCTS & SERVICES

Instruments	$262,893	$241,944	9%	(3%)	11%

Service	261,175	260,688	0%	(3%)	3%
Chemistry	137,637	134,207	3%	(3%)	5%

Total Recurring	398,812	394,895	1%	(3%)	4%

Total	$661,705	$636,839	4%	(3%)	7%

NET SALES - GEOGRAPHY

Asia	$220,776	$207,559	6%	(6%)	13%
Americas	255,537	241,171	6%	0%	6%
Europe	185,392	188,109	(1%)	(2%)	1%

Total	$661,705	$636,839	4%	(3%)	7%

NET SALES - MARKETS

Pharmaceutical	$391,051	$374,207	5%	(3%)	8%
Industrial	203,365	195,334	4%	(2%)	6%
Academic & Government	67,289	67,298	0%	(3%)	3%

Total	$661,705	$636,839	4%	(3%)	7%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three Months Ended March 29, 2025 and March 30, 2024

(In thousands, except per share data)

	Selling & Administrative Expenses(a)	Research & Development Expenses	Operating Income	Operating Income Percentage	Other Income	Income from Operations before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Three Months Ended March 29, 2025
GAAP	$186,593	$46,622	$151,745	22.9%	$1,524	$142,888	$21,507	$121,381	$2.03
Adjustments:
Purchased intangibles amortization (b)	(11,712)	—	11,712	1.8%	—	11,712	2,832	8,880	0.15
Restructuring costs and certain other items (d)	(598)	—	598	0.1%	—	598	144	454	0.01
ERP implementation and transformation costs (f)	(2,295)	—	2,295	0.3%	—	2,295	551	1,744	0.03
Retention bonus obligation (e)	(1,909)	(636)	2,545	0.4%	—	2,545	611	1,934	0.03

Adjusted Non-GAAP	$170,079	$45,986	$168,895	25.5%	$1,524	$160,038	$25,645	$134,393	$2.25

Three Months Ended March 30, 2024
GAAP	$196,612	$44,595	$133,846	21.0%	$2,259	$114,856	$12,660	$102,196	$1.72
Adjustments:
Purchased intangibles amortization (b)	(11,834)	—	11,834	1.9%	—	11,834	2,832	9,002	0.15
Litigation provision (c)	(10,242)	—	10,242	1.6%	—	10,242	2,458	7,784	0.13
Restructuring costs and certain other items (d)	(8,347)	—	8,347	1.3%	—	8,347	2,055	6,292	0.11
Retention bonus obligation (e)	(5,725)	(1,909)	7,634	1.2%	—	7,634	1,832	5,802	0.10

Adjusted Non-GAAP	$160,464	$42,686	$171,903	27.0%	$2,259	$152,913	$21,837	$131,076	$2.21

(a)	Selling & administrative expenses include purchased intangibles amortization and litigation provisions and settlements.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)	Litigation provisions and settlement gains were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(d)

Restructuring costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)

In connection with the Wyatt acquisition, the Company started to recognize a two-year retention bonus obligation that is contingent upon the employee’s providing future service and continued employment with Waters. The Company believes that these costs are not normal and do not represent future ongoing business expenses.

(f)

ERP implementation and transformation costs represent costs related to the Company’s initiative to transition from its legacy enterprise resource planning (ERP) system to a new global ERP solution with a cloud-based infrastructure. These costs, which do not represent normal or future ongoing business expenses, are one-time, non-recurring costs related to the establishment of our new global ERP solution that were determined to be non-capitalizable in accordance with accounting standards.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	March 29, 2025	December 31, 2024
Cash and cash equivalents	$382,872	$325,355
Accounts receivable	713,278	733,365
Inventories	511,499	477,261
Property, plant and equipment, net	643,260	651,200
Intangible assets, net	560,754	567,906
Goodwill	1,300,020	1,295,720
Other assets	479,893	502,988

Total assets	$4,591,576	$4,553,795

Notes payable and debt	$1,456,727	$1,626,488
Other liabilities	1,172,452	1,098,800

Total liabilities	2,629,179	2,725,288

Total stockholders’ equity	1,962,397	1,828,507

Total liabilities and stockholders’ equity	$4,591,576	$4,553,795

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three Months Ended March 29, 2025 and March 30, 2024

(In thousands and unaudited)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$121,381	$102,196
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,878	10,913
Depreciation and amortization	49,369	48,514
Change in operating assets and liabilities and other, net	75,925	101,247

Net cash provided by operating activities	259,553	262,870

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(25,742)	(28,655)
Investments in unaffiliated companies	(506)	(1,064)
Net change in investments	—	(25)

Net cash used in investing activities	(26,248)	(29,744)

Cash flows from financing activities:
Net change in debt	(170,000)	(300,000)
Proceeds from stock plans	8,246	13,932
Purchases of treasury shares	(13,934)	(13,089)
Other cash flow from financing activities, net	2,441	6,981

Net cash used in financing activities	(173,247)	(292,176)

Effect of exchange rate changes on cash and cash equivalents	(2,541)	1,264

Increase (decrease) in cash and cash equivalents	57,517	(57,786)

Cash and cash equivalents at beginning of period	325,355	395,076

Cash and cash equivalents at end of period	$382,872	$337,290

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$259,553	$262,870

Adjustments:
Additions to property, plant, equipment and software capitalization	(25,742)	(28,655)
Litigation settlements received, net	—	(375)

Free Cash Flow - Adjusted Non-GAAP	$233,811	$233,840

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Twelve Months Ended December 31, 2025			Three Months Ended June 28, 2025
	Range			Range
Projected Sales

Constant currency sales growth rate (a)	5.0%	-	7.0%	5.0%	-	7.0%
Currency translation impact	(1.0%)	-	(1.0%)	(1.0%)	-	(1.0%)

Sales growth rate as reported	4.0%	-	6.0%	4.0%	-	6.0%

	Range			Range
Projected Earnings Per Diluted Share

GAAP earnings per diluted share	$11.88	-	$12.18	$2.66	-	$2.76
Adjustments:
Purchased intangibles amortization	$0.60	-	$0.60	$0.15	-	$0.15
ERP implementation and transformation costs	$0.22	-	$0.22	$0.05	-	$0.05
Retention bonus obligation	$0.05	-	$0.05	$0.02	-	$0.02

Adjusted non-GAAP earnings per diluted share	$12.75	-	$13.05	$2.88	-	$2.98

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, excluding the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.